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                                                                     EXHIBIT 5.1
                                                                     -----------

                        Testa, Hurwitz & Thibeault, LLP
                                Attorneys At Law
                                125 High Street
    Office (617) 248-7000  Boston, Massachusetts  02110  Fax (617) 248-7100


                              December 6, 2000

SeaChange International, Inc.
124 Acton Street
Maynard, Massachusetts  01754

          Re:  S-3 Registration Statement
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Ladies and Gentlemen:

          We are counsel to SeaChange International, Inc., a Delaware corporation (the "Company"), and have represented the Company in connection with the preparation and filing of the Company's Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, covering the sale to the public by Comcast SC Investment, Inc. ("Comcast") of up to 566,255 shares of the Company's Common Stock, $.01 par value per share (the "Shares ").

          We have reviewed the corporate proceedings taken by the Board of Directors of the Company with respect to the authorization and issuance of the Shares. We have also examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of all corporate records, documents, agreements or other instruments of the Company and have made all investigations of law and have discussed with the Company's officers all questions of fact that we have deemed necessary or appropriate.

          We are only members of the bar of the Commonwealth of Massachusetts and are not expert in, and express no opinion regarding, the laws of any jurisdiction other than the Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the United States of America.

          Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued and paid for in accordance with the terms of that certain common stock and warrant purchase agreement, dated as of December 1, 2000, by and between the Company and Comcast, and that certain warrant agreement to be issued thereunder will be validly issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the Prospectus contained in the Registration Statement under the caption "Legal Matters."

                              Very truly yours,

                              /s/ Testa, Hurwitz & Thibeault, LLP

                              TESTA, HURWITZ & THIBEAULT, LLP